Exhibit 99.1

January 19, 2004	PRESS RELEASE
Additional information:
www.swbanktx.com

SOUTHWEST BANCORPORATION OF TEXAS, INC.
REPORTS SOLID GROWTH FOR 2003

2003 Highlights

•	Diluted EPS for the year increased to $1.74 versus $1.72 prior year

•	merger-related expenses equated to $0.07 per common share after tax

•	Consistent core business growth:

•	average loans held for investment for the year increased 15%

•	average deposits for the year increased 19%

•	average assets for the year increased 18%

•	noninterest income increased 24%

•	Total revenue growth of 13%

•	Net charge-offs of 22 basis points; nonperforming assets of 49 basis points

•	Merger completed with MaximBank

•	Merger announced with Lone Star Bank in Dallas

•	Quarterly dividend initiated in third quarter

•	Scott McLean elected President; Terry Kelley joined to lead Dallas initiative

•	Outstanding Community Reinvestment Act rating received

•	Enhanced Tier 1 capital with $50 million trust preferred securities offering

     Houston, Texas — Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT), the largest independent bank in Houston, today reported solid growth in 2003.

     For the year ended December 31, 2003, net income was $60.7 million, or $1.74 per diluted common share, compared to $59.2 million, or $1.72 per diluted common share, for the year ended December 31, 2002, an increase of 3%. Adjusted for merger-related expenses of $3 million previously announced, net income would have been $63.0 million, or $1.81 per diluted common share, for the year ended December 31, 2003, an increase of 6% from the prior year.

     Return on average assets and return on average common shareholders’ equity for the year ended December 31, 2003, were 1.14% and 12.86%, respectively, compared with 1.30% and 14.55%, respectively, for the same period in 2002. Adjusted for merger-

related expenses, return on average assets and return on average common shareholders’ equity for the year ended December 31, 2003 would have been 1.18% and 13.35%, respectively.

     “For the year, our financial performance once again was solid, making 14 years of consistent growth by a group of very dedicated bankers,” said Paul B. Murphy, Jr., CEO. “Our success this year is based on banking fundamentals: a strong commitment to customer service, solid asset quality, an emphasis on core business results, and active involvement in the communities we serve.”

     Total revenue for 2003 was $280.3 million, an increase of 13% from $249.0 million in 2002. Average loans held for investment for 2003 were $3.27 billion, up 15%, or $427.8 million from the same period a year earlier. Average deposits for 2003 increased 19%, or $648.7 million, to $4.12 billion. Average assets for 2003 were $5.35 billion, an 18% increase from $4.55 billion a year earlier.

     For the three months ended December 31, 2003, net income was $16.3 million, or $0.46 per diluted common share, unchanged when compared to the same period a year earlier. Diluted earnings per common share increased 21% linked quarter, or an increase of 2% excluding third quarter merger-related expenses. Total revenue for the fourth quarter of 2003 was $74.5 million, an increase of 14% compared to the fourth quarter of 2002 and an increase of 4% linked quarter, excluding the mortgage servicing rights valuation recapture in the third quarter.

Net Interest Income

     Net interest income for the year was $193.4 million, an increase of 8% over the 2002 results. Net interest margin was 4.02%, down 33 basis points from 4.35% in 2002, primarily as a result of the decline in yields on the securities portfolio. “One of the key challenges in 2003 was managing the downward pressure on our net interest margin,” Murphy noted. “A decline of 33 basis points in the margin equates to $0.31 in earnings per diluted common share. The fact that we were able to increase earnings in light of this headwind is noteworthy.”

     For the three months ended December 31, 2003, net interest income was $51.4 million, an increase of 13%, over the same period last year, and an increase of 3% linked quarter. The increase in net interest income on a linked quarter basis is primarily attributable to growth in average loans and securities of $46.2 million and to an improvement in the net interest margin in the fourth quarter.

     For the fourth quarter of 2003, the net interest margin increased 13 basis points to 4.02% compared to 3.89% linked quarter. The increase was largely attributable to higher yields on the securities portfolio while the yield on the loan portfolio, after deducting cost of funds, remained unchanged. “As predicted, premium amortization on the securities portfolio, which negatively impacts our yield, declined during the fourth quarter as a result of the slowdown in the pace of mortgage refinancings,” said Murphy.

     While total loans grew both on an average and period-end comparison from the third to the fourth quarter of 2003, the Company experienced decreased utilization rates on borrower credit facilities from 66.5% to 63.6% over the past 12 months. “Although our new credit commitments continue to grow as a result of our active business development programs, we have noted that many borrowers are more conservative in the current environment,” said Murphy. “The following information outlines average loans outstanding by month, which reflects a slow period in August, September and October, but rebounding nicely through the end of the year.”

Noninterest Income

     For 2003, noninterest income totaled $86.9 million, a 24% increase from $70.4 million in 2002. Service charges on accounts increased 18% to $40.1 million, representing growth in both treasury management and retail activity. Investment services recorded a 4% increase while other fee income increased 54% primarily as a result of the valuation changes on mortgage servicing rights recorded during the third quarters of 2002 and 2003. Other operating income increased 29% representing increased rental income, gains on sale of mortgage loans, income on bank-owned life insurance, and other income.

     For the fourth quarter of 2003, noninterest income was $23.2 million, an increase of 16%, or $3.2 million, from the same period a year earlier. The increase is primarily attributable to an increase in service charges on deposit accounts of 19%, or $1.7 million; growth in investment services of 18%, or $379,000; and growth in other fee income of 20%, or $813,000. Linked quarter, noninterest income grew 6% after adjusting for the mortgage servicing valuation increase previously recorded in the third quarter.

     Gains recognized on the sale of securities were $1.2 million for 2003, down 30% from the $1.7 million recognized in 2002.

Noninterest Expenses

     For the year 2003, noninterest expenses were $180.2 million, compared to $151.1 million for the prior year, an increase of $29.1 million, or 19%. Noninterest expenses were $48.1 million for the fourth quarter of 2003, an increase of $8.7 million, or 22%, over the same period a year earlier. Excluding merger-related expenses recognized in the third quarter, noninterest expenses would have been essentially unchanged on a linked quarter basis.

     “We believe that we are achieving a manageable balance between investing in the future and maintaining consistent earnings growth,” said Murphy. “Our expenditures are in line with our core growth when you exclude the merger-related expenses and $1.4 million in core deposit intangible amortization expense. We will continue to invest in technology, quality people, and market expansion opportunities. This strategy has paid off with solid asset quality, steady growth in earnings and market share, and is key to our future.”

Asset Quality

     Net charge-offs for the year ended December 31, 2003 were 0.22% of average loans, unchanged from the prior year. Nonperforming assets to loans and other real estate were essentially flat year over year at 0.49% at December 31, 2003 versus 0.50% at the same time last year. On a linked quarter comparison, nonperforming assets decreased 10%, to $17.0 million from $18.8 million at September 30, 2003.

     Commented Murphy: “This is an area of key importance to our management team.”

Total Loans, Deposits, Investments, Assets and Equity

     Total loans were $3.59 billion at December 31, 2003, an increase of 11% from $3.22 billion at December 31, 2002, and an increase of 5% from September 30, 2003. Total deposits at December 31, 2003 were $4.40 billion, an increase of 13%, or $491.2 million from year end 2002, and a 2% increase from the third quarter of 2003. Investment securities were $1.55 billion at the end of 2003, an increase of $348.2 million or 29%, from December 31, 2002, and an increase of $41.9 million, or 3%, from September 30, 2003. At December 31, 2003, total assets were $5.94 billion compared to $5.17 billion a year earlier, or an increase of 15% for the year, and an increase of 5%, or $281.4 million, linked quarter. Total shareholders’ equity increased to $499.3 million resulting in a Tier 1 leverage ratio of 9.15% at December 31, 2003.

     Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas N.A. is the largest independent bank holding company headquartered in Houston, Texas. The Company focuses on commercial lending, treasury management and investment services for businesses in the southwest, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with $5.94 billion in assets, has 44 full-service branches located throughout the Houston metropolitan area and a loan production office in Dallas.

     Consolidated financial information, supplemental unaudited data schedules and information follow in this release. Exhibits I and II provide additional information on the net interest margin, including average balances and average rates for both assets and liabilities for the periods presented. Exhibit III presents nine quarters of comparative data. Exhibit IV presents reconcilements of non-GAAP disclosures.

     The Company’s earnings release and the related financial supplement will be available on www.swbanktx.com, the Company’s website, prior to the beginning of the conference call to discuss earnings.

     The conference call will be Tuesday, January 20 at 10:00am CST. The call is available at http://www.firstcallevents.com/service/ajwz395661675gf12.html or by dialing 800-283-1693 and referencing “Southwest Bank of Texas Fourth Quarter Earnings Call.” The webcast will be archived for 90 days on the Bank’s web site at www.swbanktx.com. A phone archive also can be accessed by calling 888-266-2081 and entering 35755 as the PIN.

     The conference call may include a discussion of non-GAAP financial measures, which is qualified by GAAP reconciliation information included in this news release or otherwise available on Southwest Bank of Texas’ website under “Investor Relations.” The conference call may include forward-looking information which, along with the supplementary information and this news release, is subject to the cautionary statement that follows.

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation: (a) the effects of future economic conditions on the Company and its customers; (b) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (c) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (d) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; and (e) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements.

Contacts:

Randy Meyer, EVP & CFO
713-235-8832
rmeyer@swbanktx.com

Sarah Peterson, SVP Investor Relations & Corporate Communications
713-232-1115
speterson@swbanktx.com

Southwest Bancorporation of Texas, Inc.
Consolidated Financial Information (unaudited)

	4Q-03	4Q-02	% change	YTD 03	YTD 02	% change

		(in 000's except per share data)
Balance sheet averages
Loans held for investment	$3,362,374	$3,034,633	10.8%	$3,266,246	$2,838,438	15.1%
Loans held for sale	98,777	85,766	15.2%	95,931	78,521	22.2%
Investment securities	1,539,469	1,198,055	28.5%	1,355,900	1,139,017	19.0%
Securities purchased under resale agreements	30,000	20,000	50.0%	27,041	17,857	51.4%
Fed funds sold and other interest-earning assets	39,997	41,967	-4.7%	62,538	32,552	92.1%

Total interest-earning assets	5,070,617	4,380,421	15.8%	4,807,656	4,106,385	17.1%

Allowance for loan losses	(42,513)	(36,105)	17.7%	(40,546)	(34,067)	19.0%
Cash and due from banks	268,099	226,675	18.3%	264,233	203,808	29.6%
Goodwill	25,647	2,590	890.2%	14,169	2,590	447.1%
Core deposit intangibles	6,509	—	100.0%	3,235	—	100.0%
Other assets	338,571	283,477	19.4%	301,540	267,578	12.7%

Total assets	$5,666,930	$4,857,058	16.7%	$5,350,287	$4,546,294	17.7%

Noninterest-bearing deposits	$1,399,592	$1,099,772	27.3%	$1,281,546	$994,113	28.9%
Interest-bearing demand deposits	37,997	38,572	-1.5%	45,493	34,409	32.2%
Savings deposits	1,829,947	1,630,166	12.3%	1,790,072	1,518,769	17.9%
Time deposits	1,023,668	892,342	14.7%	1,004,928	926,001	8.5%

Total deposits	4,291,204	3,660,852	17.2%	4,122,039	3,473,292	18.7%
Repurchase agreements and other borrowed funds	847,109	730,363	16.0%	722,038	640,141	12.8%
Other liabilities	40,991	25,695	59.5%	34,024	24,677	37.9%
Minority interest in consolidated subsidiary	—	506	-100.0%	—	1,195	-100.0%
Shareholders’ equity	487,626	439,642	10.9%	472,186	406,989	16.0%

Total liabilities and shareholders’ equity	$5,666,930	$4,857,058	16.7%	$5,350,287	$4,546,294	17.7%

Income statement data
Interest and fees on loans	$48,022	$46,735	2.8%	$188,525	$180,658	4.4%
Interest on securities	13,856	12,685	9.2%	49,610	56,959	-12.9%
Interest on fed funds sold and other interest-earning assets	175	230	-23.9%	968	798	21.2%

Total interest income	62,053	59,650	4.0%	239,103	238,415	0.3%

Interest on deposits	8,224	11,276	-27.1%	36,971	48,962	-24.5%
Interest on borrowings	2,473	2,846	-13.1%	8,754	10,817	-19.1%

Total interest expense	10,697	14,122	-24.3%	45,725	59,779	-23.5%

Net interest income	51,356	45,528	12.8%	193,378	178,636	8.3%
Provision for loan losses	3,000	3,000	0.0%	12,000	11,750	2.1%

Net interest income after provision	48,356	42,528	13.7%	181,378	166,886	8.7%

Service charges on deposit accounts	10,581	8,896	18.9%	40,065	33,936	18.1%
Investment services	2,498	2,119	17.9%	9,712	9,302	4.4%
Other fee income	4,986	4,173	19.5%	19,409	12,584	54.2%
Other operating income	5,048	4,758	6.1%	16,510	12,832	28.7%
Gain on sales of securities, net	43	55	-21.8%	1,224	1,737	-29.5%

Total noninterest income	23,156	20,001	15.8%	86,920	70,391	23.5%

Salaries and benefits	27,966	22,777	22.8%	103,746	87,562	18.5%
Occupancy expenses	8,299	7,110	16.7%	29,690	24,066	23.4%
Merger-related expenses	—	—	0.0%	3,000	—	100.0%
Core deposit intangible amortization expense	673	—	100.0%	1,368	—	100.0%
Other expenses	11,192	9,611	16.4%	42,358	39,410	7.5%
Minority interest	—	(39)	-100.0%	—	40	-100.0%

Total noninterest expenses	48,130	39,459	22.0%	180,162	151,078	19.3%

Income before income taxes	23,382	23,070	1.4%	88,136	86,199	2.2%
Provision for income taxes	7,071	7,153	-1.1%	27,407	26,993	1.5%

Net income	$16,311	$15,917	2.5%	$60,729	$59,206	2.6%

Basic earnings per common share	$0.48	$0.47	2.1%	$1.78	$1.77	0.6%

Diluted earnings per common share	$0.46	$0.46	0.0%	$1.74	$1.72	1.2%

Period end # of shares outstanding	34,229	33,856	1.1%	34,229	33,834	1.2%
Weighted avg # of shares outstanding (incl CSE’s)	35,100	34,566	1.5%	34,860	34,446	1.2%

Southwest Bancorporation of Texas, Inc.
Consolidated Financial Information (unaudited)

	4Q-03	4Q-02	% change	YTD 03	YTD 02	% change

		($ in 000's except per share data)
Nonperforming assets
Nonaccrual loans	$11,443	$13,113	-12.7%
Accruing loans 90 or more days past due	1,299	1,876	-30.8%
ORE and OLRA	4,248	760	459.0%

Total nonperforming assets	$16,990	$15,749	7.9%

Changes in allowance for loan losses
Allowance for loan losses — beginning of period	$41,135	$34,597	18.9%	$36,696	$31,390	16.9%
Provision for loan losses	3,000	3,000	0.0%	12,000	11,750	2.1%
Charge-offs	(1,725)	(1,045)	65.1%	(8,255)	(7,092)	16.4%
Recoveries	598	232	157.8%	1,141	736	55.1%
Allowance acquired through mergers and acquisitions	—	—	0.0%	1,426	—	100.0%
Adjustment for sale of subsidiary	—	(88)	-100.0%	—	(88)	-100.0%

Allowance for loan losses — end of period	$43,008	$36,696	17.2%	$43,008	$36,696	17.2%

Ratios
Return on average assets	1.14%	1.30%		1.14%	1.30%
Return on average common shareholders’ equity	13.27%	14.36%		12.86%	14.55%
Tier I leverage ratio	9.15%	8.85%
Yield on interest-earning assets	4.86%	5.40%		4.97%	5.81%
Cost of funds with demand accounts	0.83%	1.28%		0.94%	1.45%
Net interest margin	4.02%	4.12%		4.02%	4.35%
Efficiency ratio	64.63%	60.27%		64.56%	61.09%
Demand deposits to total deposits	32.62%	30.04%		31.09%	28.62%
Noninterest income to total income	31.08%	30.52%		31.01%	28.27%
Noninterest expense to average interest-earning assets	3.77%	3.57%		3.75%	3.68%
Nonperforming assets to loans and other real estate	0.49%	0.50%
Net charge-offs to average loans	0.13%	0.11%		0.22%	0.22%
Allowance for loan losses to total loans	1.23%	1.18%
Allowance for loan losses to nonperforming loans	337.53%	244.82%
Common stock performance
Market value of stock — Close	$38.850	$28.810		$38.850	$28.810
Market value of stock — High	$39.290	$37.340		$39.290	$39.200
Market value of stock — Low	$35.200	$24.490		$27.590	$24.490
Book value of stock	$14.59	$13.16
Market/book value of stock	266%	219%
Price/12 month trailing earnings ratio	22	17
Other data
EOP Employees — full time equivalent	1,760	1,481	18.8%
Period end balances		($ in 000's )
Loans held for investment	$3,491,673	$3,117,951	12.0%
Loans held for sale	96,899	101,389	-4.4%
Investment securities	1,549,398	1,201,200	29.0%
Securities purchased under resale agreements	30,000	20,000	50.0%
Fed funds sold and other interest-earning assets	64,908	43,107	50.6%

Total interest-earning assets	5,232,878	4,483,647	16.7%

Allowance for loan losses	(43,008)	(36,696)	17.2%
Cash and due from banks	390,890	472,257	-17.2%
Goodwill	25,647	2,590	890.2%
Core deposit intangibles	6,185	—	100.0%
Other assets	332,333	250,159	32.8%

Total assets	$5,944,925	$5,171,957	14.9%

Noninterest-bearing demand deposits	$1,513,038	$1,290,323	17.3%
Interest-bearing demand deposits	43,452	36,222	20.0%
Savings deposits	1,840,814	1,715,536	7.3%
Time deposits	1,005,935	869,968	15.6%

Total deposits	4,403,239	3,912,049	12.6%
Repurchase agreements and other borrowed funds	1,015,383	790,873	28.4%
Other liabilities	26,982	23,512	14.8%
Minority interest in consolidated subsidiary	—	—	0.0%
Shareholders’ equity	499,321	445,523	12.1%

Total liabilities and shareholders’ equity	$5,944,925	$5,171,957	14.9%

EXHIBIT I

Rate Volume
3 Months Ended Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2003			December 31, 2002

	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

	(Dollars in thousands)
Interest-earning assets:
Loans	$3,461,151	$48,022	5.50%	$3,120,399	$46,735	5.94%
Securities	1,539,469	13,856	3.57	1,198,055	12,685	4.20
Federal funds sold and other	69,997	175	0.99	61,967	230	1.47

Total interest-earning assets	5,070,617	62,053	4.86%	4,380,421	59,650	5.40%

Less allowance for loan losses	(42,513)			(36,105)

	5,028,104			4,344,316
Noninterest-earning assets	638,826			512,742

Total assets	$5,666,930			$4,857,058

Interest-bearing liabilities:
Money market and savings deposits	$1,867,944	3,232	0.69%	$1,668,738	4,813	1.14%
Time deposits	1,023,668	4,992	1.93	892,342	6,463	2.87
Repurchase agreements and other borrowed funds	847,109	2,473	1.16	730,363	2,846	1.55

Total interest-bearing liabilities	3,738,721	10,697	1.14%	3,291,443	14,122	1.70%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,399,592			1,099,772
Other liabilities	40,991			26,201

Total liabilities	5,179,304			4,417,416
Shareholders’ equity	487,626			439,642

Total liabilities and shareholders’ equity	$5,666,930			$4,857,058

Net interest income		$51,356			$45,528

Net interest spread			3.72%			3.70%

Net interest margin			4.02%			4.12%

	Three Months Ended
	Q4 2003 vs Q4 2002

	Increase (Decrease)
	Due to

	Volume	Rate	Total

	(Dollars in thousands)
Interest-earning assets:
Loans	$5,104	$(3,817)	$1,287
Securities	3,615	(2,444)	1,171
Federal funds sold and other	30	(85)	(55)

Total increase (decrease) in interest income	8,749	(6,346)	2,403

Interest-bearing liabilities:
Money market and savings deposits	575	(2,156)	(1,581)
Time deposits	951	(2,422)	(1,471)
Repurchase agreements and other borrowed funds	455	(828)	(373)

Total increase (decrease) in interest expense	1,981	(5,406)	(3,425)

Increase (decrease) in net interest income	$6,768	$(940)	$5,828

EXHIBIT II

Rate Volume
Linked Quarter Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2003			September 30, 2003

	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

	(Dollars in thousands)
Interest-earning assets:
Loans	$3,461,151	$48,022	5.50%	$3,456,711	$48,359	5.55%
Securities	1,539,469	13,856	3.57	1,497,754	12,314	3.26
Federal funds sold and other	69,997	175	0.99	120,474	303	1.00

Total interest-earning assets	5,070,617	62,053	4.86%	5,074,939	60,976	4.77%

Less allowance for loan losses	(42,513)			(41,469)

	5,028,104			5,033,470
Noninterest-earning assets	638,826			576,097

Total assets	$5,666,930			$5,609,567

Interest-bearing liabilities:
Money market and savings deposits	$1,867,944	3,232	0.69%	$1,927,282	3,685	0.76%
Time deposits	1,023,668	4,992	1.93	1,064,502	5,421	2.02
Repurchase agreements and other borrowed funds	847,109	2,473	1.16	771,132	2,105	1.08

Total interest-bearing liabilities	3,738,721	10,697	1.14%	3,762,916	11,211	1.18%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,399,592			1,342,560
Other liabilities	40,991			27,493

Total liabilities	5,179,304			5,132,969
Shareholders’ equity	487,626			476,598

Total liabilities and shareholders’ equity	$5,666,930			$5,609,567

Net interest income		$51,356			$49,765

Net interest spread			3.72%			3.58%

Net interest margin			4.02%			3.89%

	Three Months Ended
	Q4 2003 vs Q4 2002

	Increase (Decrease)
	Due to

	Volume	Rate	Total

	(Dollars in thousands)
Interest-earning assets:
Loans	$62	$(399)	$(337)
Securities	343	1,199	1,542
Federal funds sold and other	(127)	(1)	(128)

Total increase (decrease) in interest income	278	799	1,077

Interest-bearing liabilities:
Money market and savings deposits	(113)	(339)	(452)
Time deposits	(208)	(222)	(430)
Repurchase agreements and other borrowed funds	207	161	368

Total increase (decrease) in interest expense	(114)	(400)	(514)

Increase (decrease) in net interest income	$392	$1,199	$1,591

EXHIBIT III

Southwest Bancorporation of Texas, Inc.
Consolidated Financial Information (unaudited)
Quarterly Trend Analysis

	4Q-01	1Q-02	2Q-02	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03

Balance sheet averages
Loans held for investment	$2,656,430	$2,694,550	$2,765,257	$2,855,389	$3,034,633	$3,128,640	$3,218,818	$3,351,647	$3,362,374
Loans held for sale	88,498	79,020	76,361	72,922	85,766	93,726	86,001	105,064	98,777
Investment securities	993,588	1,074,243	1,089,573	1,192,252	1,198,055	1,157,825	1,222,798	1,497,754	1,539,469
Securities purchased under resale agreements	10,957	21,089	10,330	19,999	20,000	18,000	30,000	30,000	30,000
Fed funds sold and other interest-earning assets	58,719	24,528	37,341	26,250	41,967	53,316	66,204	90,474	39,997

Total interest-earning assets	3,808,192	3,893,430	3,978,862	4,166,812	4,380,421	4,451,507	4,623,821	5,074,939	5,070,617

Allowance for loan losses	(31,723)	(32,503)	(33,142)	(34,474)	(36,105)	(38,216)	(39,930)	(41,469)	(42,513)
Cash and due from banks	187,129	225,660	171,550	191,469	226,675	299,117	233,126	257,010	268,099
Goodwill	2,621	2,590	2,590	2,590	2,590	2,590	2,590	25,471	25,647
Core deposit intangibles	—	—	—	—	—	—	—	6,327	6,509
Other assets	249,613	255,412	250,279	280,699	283,477	289,330	290,585	287,289	338,571

Total assets	$4,215,832	$4,344,589	$4,370,139	$4,607,096	$4,857,058	$5,004,328	$5,110,192	$5,609,567	$5,666,930

Noninterest-bearing deposits	$910,127	$904,276	$954,006	$1,016,011	$1,099,772	$1,172,389	$1,208,477	$1,342,560	$1,399,592
Interest-bearing demand deposits	33,986	34,303	32,735	32,006	38,572	35,047	35,451	73,142	37,997
Savings deposits	1,486,203	1,453,126	1,460,482	1,529,241	1,630,166	1,698,516	1,775,535	1,854,140	1,829,947
Time deposits	927,134	917,885	929,548	964,091	892,342	965,267	964,980	1,064,502	1,023,668

Total deposits	3,357,450	3,309,590	3,376,771	3,541,349	3,660,852	3,871,219	3,984,443	4,334,344	4,291,204
Repurchase agreements and other borrowed funds	471,941	640,347	575,363	613,791	730,363	639,359	627,729	771,132	847,109
Other liabilities	23,793	21,532	26,167	25,266	25,695	40,323	27,349	27,493	40,991
Minority interest	1,432	1,417	1,393	1,472	506	—	—	—	—
Shareholders’ equity	361,216	371,703	390,445	425,218	439,642	453,427	470,671	476,598	487,626

Total liabilities and equity	$4,215,832	$4,344,589	$4,370,139	$4,607,096	$4,857,058	$5,004,328	$5,110,192	$5,609,567	$5,666,930

Income statement data
Interest and fees on loans	$46,376	$43,382	$44,767	$45,774	$46,735	$45,156	$46,988	$48,359	$48,022
Interest on securities	13,607	14,379	14,629	15,266	12,685	11,951	11,489	12,314	13,856
Interest on fed funds sold and other interest-earning assets	481	191	186	191	230	206	284	303	175

Total interest income	60,464	57,952	59,582	61,231	59,650	57,313	58,761	60,976	62,053

Interest on deposits	15,871	12,693	12,174	12,819	11,276	10,106	9,535	9,106	8,224
Interest on borrowings	2,647	2,797	2,503	2,671	2,846	2,126	2,050	2,105	2,473

Total interest expense	18,518	15,490	14,677	15,490	14,122	12,232	11,585	11,211	10,697

Net interest income	41,946	42,462	44,905	45,741	45,528	45,081	47,176	49,765	51,356
Provision for loan losses	2,000	2,500	3,250	3,000	3,000	3,000	3,000	3,000	3,000

Net interest income after provision	39,946	39,962	41,655	42,741	42,528	42,081	44,176	46,765	48,356

Service charges on deposit accounts	7,443	8,021	8,652	8,367	8,896	9,617	9,316	10,551	10,581
Investment services	1,803	2,417	2,395	2,371	2,119	2,295	2,430	2,489	2,498
Other fee income	3,730	3,553	3,903	957	4,173	3,648	3,959	6,816	4,986
Other operating income	2,769	2,203	2,724	3,145	4,758	3,658	3,259	4,545	5,048
Gain (loss) on sales of securities	(19)	1	1	1,680	55	35	1,115	31	43

Total noninterest income	15,726	16,195	17,675	16,520	20,001	19,253	20,079	24,432	23,156

Salaries and benefits	20,300	20,973	21,487	22,325	22,777	23,826	24,076	27,878	27,966
Occupancy expenses	5,838	5,485	5,631	5,840	7,110	6,500	6,885	8,006	8,299
Merger-related expenses	—	—	—	—	—	—	—	3,000	—
Core deposit intangible amortization expense	—	—	—	—	—	—	—	695	673
Other expenses	9,082	9,741	10,109	9,949	9,611	9,185	10,202	11,779	11,192
Minority interest	15	25	24	30	(39)	—	—	—	—

Total noninterest expenses	35,235	36,224	37,251	38,144	39,459	39,511	41,163	51,358	48,130

Income before income taxes	20,437	19,933	22,079	21,117	23,070	21,823	23,092	19,839	23,382
Provision for income taxes	6,451	6,388	6,897	6,555	7,153	6,748	7,129	6,459	7,071

Net income	$13,986	$13,545	$15,182	$14,562	$15,917	$15,075	$15,963	$13,380	$16,311

Basic earnings per common share	$0.42	$0.41	$0.46	$0.43	$0.47	$0.45	$0.47	$0.39	$0.48

Diluted earnings per common share	$0.41	$0.40	$0.44	$0.42	$0.46	$0.44	$0.46	$0.38	$0.46

Period end # of shares outstanding	32,924	33,004	33,632	33,834	33,856	33,893	34,060	34,184	34,229
Weighted avg # of shares outstanding (incl CSE’s)	33,983	34,081	34,412	34,726	34,566	34,640	34,729	35,004	35,100

	4Q-01	1Q-02	2Q-02	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03

Nonperforming assets
Nonaccrual loans	$11,020	$15,153	$11,725	$14,596	$13,113	$20,503	$14,609	$14,173	$11,443
Accruing loans 90 or more days past due	2,179	845	1,536	2,687	1,876	1,893	4,308	983	1,299
ORE and OLRA	1,037	963	818	829	760	684	3,398	3,688	4,248

Total nonperforming assets	$14,236	$16,961	$14,079	$18,112	$15,749	$23,080	$22,315	$18,844	$16,990

Changes in allowance for loan losses
Allowance for loan losses — beginning of period	$31,142	$31,390	$32,508	$33,025	$34,597	$36,696	$38,508	$38,723	$41,135
Provision for loan losses	2,000	2,500	3,250	3,000	3,000	3,000	3,000	3,000	3,000
Charge-offs	(1,801)	(1,465)	(3,002)	(1,580)	(1,045)	(1,319)	(3,054)	(2,157)	(1,725)
Recoveries	49	83	269	152	232	131	269	143	598
Allowance acquired through mergers and acquisitions	—	—	—	—	—	—	—	1,426	—
Adjustment for sale of subsidiary	—	—	—	—	(88)	—	—	—	—

Allowance for loan losses — end of period	$31,390	$32,508	$33,025	$34,597	$36,696	$38,508	$38,723	$41,135	$43,008

Ratios
Return on average assets	1.32%	1.26%	1.39%	1.25%	1.30%	1.22%	1.25%	0.95%	1.14%
Return on average common shareholders’ equity	15.36%	14.78%	15.60%	13.59%	14.36%	13.48%	13.60%	11.14%	13.27%
Tier I leverage ratio	8.43%	8.53%	9.03%	8.97%	8.85%	8.91%	9.06%	8.06%	9.15%
Yield on interest-earning assets	6.30%	6.04%	6.01%	5.83%	5.40%	5.22%	5.10%	4.77%	4.86%
Cost of funds with demand accounts	1.92%	1.59%	1.49%	1.48%	1.28%	1.10%	1.01%	0.87%	0.83%
Net interest margin	4.37%	4.42%	4.53%	4.36%	4.12%	4.11%	4.09%	3.89%	4.02%
Efficiency ratio	61.08%	61.76%	59.53%	62.96%	60.27%	61.45%	62.24%	69.25%	64.63%
Demand deposits to total deposits	27.11%	27.32%	28.25%	28.69%	30.04%	30.28%	30.33%	30.97%	32.62%
Noninterest income to total income	27.27%	27.61%	28.24%	26.53%	30.52%	29.93%	29.86%	32.93%	31.08%
Noninterest expense to average interest-earning assets	3.67%	3.77%	3.76%	3.63%	3.57%	3.60%	3.57%	4.01%	3.77%
Nonperforming assets to loans and other real estate	0.53%	0.62%	0.50%	0.62%	0.50%	0.73%	0.68%	0.57%	0.49%
Net charge-offs to average loans	0.26%	0.21%	0.40%	0.20%	0.11%	0.15%	0.35%	0.24%	0.13%
Allowance for loan losses to total loans	1.17%	1.18%	1.17%	1.18%	1.18%	1.21%	1.18%	1.24%	1.23%
Allowance for loan losses to nonperforming loans	237.82%	203.20%	249.04%	200.18%	244.82%	171.94%	204.70%	271.41%	337.53%

	4Q-01	1Q-02	2Q-02	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03

Common stock performance
Market value of stock — Close	$31.210	$33.340	$36.220	$36.410	$28.810	$30.030	$32.510	$36.490	$38.850
Market value of stock — High	$31.840	$34.600	$36.730	$39.200	$37.340	$33.050	$35.950	$38.450	$39.290
Market value of stock — Low	$24.030	$26.750	$30.680	$30.450	$24.490	$27.590	$29.650	$32.050	$35.200
Book value of stock	$10.99	$11.33	$12.21	$12.84	$13.16	$13.60	$14.09	$14.07	$14.59
Market/book value of stock	284%	294%	297%	283%	219%	221%	231%	259%	266%
Price/earnings ratio	20	21	22	22	17	17	18	21	22
Period end balances
Loans held for investment	$2,672,458	$2,750,685	$2,813,133	$2,928,547	$3,117,951	$3,181,059	$3,277,684	$3,328,827	$3,491,673
Loans held for sale	87,024	74,340	70,577	81,874	101,389	87,398	91,757	100,366	96,899
Investment securities	1,068,315	1,064,615	1,162,966	1,254,849	1,201,200	1,193,917	1,303,613	1,507,504	1,549,398
Securities purchased under resale agreements	66,000	—	20,000	20,000	20,000	30,000	30,000	30,000	30,000
Fed funds sold and other interest-earning assets	6,633	13,034	75,404	130,124	43,107	92,364	244,117	88,592	64,908

Total interest-earning assets	3,900,430	3,902,674	4,142,080	4,415,394	4,483,647	4,584,738	4,947,171	5,055,289	5,232,878

Allowance for loan losses	(31,390)	(32,508)	(33,025)	(34,597)	(36,696)	(38,508)	(38,723)	(41,135)	(43,008)
Cash and due from banks	272,823	199,092	182,352	197,489	472,257	289,363	270,711	286,417	390,890
Goodwill	2,590	2,590	2,590	2,590	2,590	2,590	2,590	25,647	25,647
Core deposit intangibles	—	—	—	—	—	—	—	6,858	6,185
Other assets	256,703	235,637	254,530	257,581	250,159	271,686	260,383	330,434	332,333

Total assets	$4,401,156	$4,307,485	$4,548,527	$4,838,457	$5,171,957	$5,109,869	$5,442,132	$5,663,510	$5,944,925

Noninterest-bearing demand deposits	$987,752	$904,074	$1,042,127	$1,115,405	$1,290,323	$1,270,991	$1,343,749	$1,341,277	$1,513,038
Interest-bearing demand deposits	38,373	32,927	29,806	35,000	36,222	39,551	31,479	40,496	43,452
Savings deposits	1,490,033	1,439,494	1,526,331	1,521,060	1,715,536	1,723,369	1,766,818	1,875,665	1,840,814
Time deposits	912,475	939,065	985,218	903,874	869,968	978,350	997,407	1,051,815	1,005,935

Total deposits	3,428,633	3,315,560	3,583,482	3,575,339	3,912,049	4,012,261	4,139,453	4,309,253	4,403,239
Repurchase agreements and other borrowed funds	587,979	592,737	531,468	804,294	790,873	602,465	789,993	842,644	1,015,383
Other liabilities	21,402	23,988	21,609	22,755	23,512	34,152	32,770	30,709	26,982
Minority interest	1,408	1,386	1,461	1,503	—	—	—	—	—
Shareholders’ equity	361,734	373,814	410,507	434,566	445,523	460,991	479,916	480,904	499,321

Total liabilities and equity	$4,401,156	$4,307,485	$4,548,527	$4,838,457	$5,171,957	$5,109,869	$5,442,132	$5,663,510	$5,944,925

Exhibit IV

Southwest Bancorporation of Texas, Inc.

	4Q-03	3Q-03	% change	YTD 03	YTD 02	% change

	(in 000’s except per share data)
Reconcilements of Non-Gaap Disclosures for Impacts of Merger-Related Expenses, Valuation Adjustments on Mortgage Servicing Rights, and Core Deposit Intangible Amortization Expense

Net income — as reported	$16,311	$13,380	21.9%	$60,729	$59,206	2.6%
Impact of merger-related expenses	—	2,291		2,291	—

Net income — adjusted for merger-related expenses	$16,311	$15,671	4.1%	$63,020	$59,206	6.4%

Diluted earnings per common share — as reported	$0.46	$0.38	21.1%	$1.74	$1.72	1.2%
Impact of merger-related expenses	—	0.07		0.07	—

Diluted earnings per common share — adjusted for merger-related expenses	$0.46	$0.45	2.2%	$1.81	$1.72	5.2%

Return on average assets — as reported	1.14%	0.95%		1.14%	1.30%
Impact of merger-related expenses	0.00%	0.16%		0.04%	0.00%

Return on average assets — adjusted for merger-related expenses	1.14%	1.11%		1.18%	1.30%

Return on average common shareholders’ equity — as reported	13.27%	11.14%		12.86%	14.55%
Impact of merger-related expenses	0.00%	1.91%		0.49%	0.00%

Return on average common shareholders’ equity — adjusted for merger-related expenses	13.27%	13.05%		13.35%	14.55%

Total noninterest income — as reported	$23,156	$24,432	-5.2%	$86,920	$70,391	23.5%
Impact of valuation adjustments on mortgage servicing rights	—	(2,605)		(2,371)	2,371

Total noninterest income — adjusted for the impact of valuation adjustments on mortgage servicing rights	$23,156	$21,827	6.1%	$84,549	$72,762	16.2%

Total revenue — as reported	$74,512	$74,197	0.4%	$280,298	$249,027	12.6%
Impact of valuation adjustments on mortgage servicing rights	—	(2,605)		(2,371)	2,371

Total revenue — adjusted for the impact of valuation adjustments on mortgage servicing rights	$74,512	$71,592	4.1%	$277,927	$251,398	10.6%

Total noninterest expenses — as reported	$48,130	$51,358	-6.3%	$180,162	$151,078	19.3%
Impact of merger-related expenses	—	(3,000)		(3,000)	—
Impact of core deposit intangible amortization expense	(673)	(695)		(1,368)	—

Total noninterest expenses — adjusted for the impact of merger-related expenses and core deposit intangible amortization expense	$47,457	$47,663	-0.4%	$175,794	$151,078	16.4%